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                                                              Exhibit (a)(1)(28)

                               ING INVESTORS TRUST

             AMENDMENT #28 TO THE AMENDED AND RESTATED AGREEMENT AND
                              DECLARATION OF TRUST

                            EFFECTIVE: APRIL 28, 2006

     The undersigned being a majority of the trustees of ING Investors Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article XI,
Section 11.4 of the Trust's Amended and Restated Agreement and Declaration of Trust dated February 26, 2002, as amended (the "Declaration of Trust"), hereby amend the Declaration of Trust to:

     1. Re-designate Service 1 Class shares to Service Class shares for ING LifeStyle Aggressive Growth Portfolio, ING LifeStyle Growth Portfolio, ING LifeStyle Moderate Growth Portfolio and ING LifeStyle Moderate Portfolio as set forth in Article VI, Section 6.3; and

     2. Designate Adviser Class shares and Institutional Class shares for ING LifeStyle Aggressive Growth Portfolio, ING LifeStyle Growth Portfolio, ING LifeStyle Moderate Growth Portfolio and ING LifeStyle Moderate Portfolio.

The foregoing shall be effective upon the date first written above.


/s/ John V. Boyer                            /s/ Jock Patton
-----------------                            ---------------
John V. Boyer, as Trustee                    Jock Patton, as Trustee


/s/ Patricia Chadwick                        /s/ Sheryl Pressler
---------------------                        -------------------
Patricia Chadwick, as Trustee                Sheryl Pressler, as Trustee


/s/ J. Michael Earley                        /s/ David W.C. Putnam
---------------------                        ---------------------
J. Michael Earley, as Trustee                David W.C. Putnam, as Trustee


/s/ R. Barbara Gitenstein                    /s/ John G. Turner
-------------------------                    ------------------
R. Barbara Gitenstein, as Trustee            John G. Turner, as Trustee


/s/ Patrick Kenny                            /s/ Roger B. Vincent
-----------------                            --------------------
Patrick Kenny, as Trustee                    Roger B. Vincent, as Trustee


/s/ Walter H. May                            /s/ Richard A. Wedemeyer
-----------------                            ------------------------
Walter H. May, as Trustee                    Richard A. Wedemeyer, as Trustee

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/s/ Thomas J. McInerney
-----------------------
Thomas J. McInerney, as Trustee